                                                                      EXHIBIT 12

                            TCI COMMUNICATIONS, INC.
                         AND CONSOLIDATED SUBSIDIARIES
               CALCULATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                    (AMOUNTS IN MILLIONS, EXCEPT FOR RATIOS)
                                  (UNAUDITED)

                                                                 SIX MONTHS
                              YEAR ENDED DECEMBER 31,          ENDED JUNE 30,
                         ------------------------------------  -----------------
                          1994   1993(A) 1992(A) 1991   1990   1995     1994(A)
                         ------  ------- ------- -----  -----  ------   --------
Earnings (losses) from
 continuing operations
 before income taxes.... $  223    161       45   (108)  (308)    (34)        90
Add:
  Interest on debt......    777    738      815    928    990     464        367
  Interest portion of
   rentals..............     25     23       22     23     23      12         12
  Amortization of debt
   expense..............     12     12        9      6      6       6          5
  Distributions from and
   (earnings) losses of
   less than 50%-owned
   affiliates with debt
   not guaranteed by
   TCIC.................    (20)    26      (10)   (27)    34      24        (11)
  Minority interests in
   earnings (losses) of
   consolidated
   subsidiaries,
   including preferred
   stock dividend
   requirement of
   consolidated
   subsidiaries.........      8     13      277     24    (63)     (3)         4
  Elimination of
   preferred stock
   dividend requirement
   of consolidated
   subsidiaries to 50%-
   owned affiliates.....    --     --      (250)   (42)   (36)    --         --
  Preferred stock
   dividend requirements
   of 50%-owned
   affiliates, other
   than amounts to
   TCIC.................    --     --       175     23     15     --         --
                         ------   ----    -----  -----  -----  ------    -------
  Earnings available for
   fixed charges........ $1,025    973    1,083    827    661     469        467
                         ======   ====    =====  =====  =====  ======    =======
Fixed charges:
  Interest on debt:
  TCIC and consolidated
   subsidiaries......... $  777    731      718    826    868     464        363
  Elimination of
   interest of
   consolidated
   subsidiaries to 50%-
   owned affiliates.....    --     --       (36)   (47)   (51)    --         --
  TCIC's proportionate
   share of interest of
   50%-owned
   affiliates...........      0      7      133    149    173       0          4
                         ------   ----    -----  -----  -----  ------    -------
                            777    738      815    928    990     464        367
  Interest portion of
   rentals..............     25     23       22     23     23      12         12
  Amortization of debt
   expense..............     12     12        9      6      6       6          5
  Preferred stock
   dividend requirements
   of consolidated
   subsidiaries.........     10     14      281     61     56       4          7
  Elimination of
   preferred stock
   dividend requirements
   of consolidated
   subsidiaries to 50%-
   owned affiliates.....    --     --      (250)   (42)   (36)    --         --
  Preferred stock
   dividend requirements
   of 50%-owned
   affiliates, other
   than amounts to
   TCIC.................    --     --       175     23     15     --         --
  Capitalized interest..     15      9        6      5      6       5          6
                         ------   ----    -----  -----  -----  ------    -------
  Total fixed charges... $  839    796    1,058  1,004  1,060     491        397
                         ======   ====    =====  =====  =====  ======    =======
  Ratio of earnings to
   fixed charges........   1.22   1.22     1.02    --     --                1.18
  Deficiency............ $  --     --       --    (177)  (399)    (22)       --

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(a) Preferred stock dividend requirements have been increased to an amount representing the pretax earnings which would be required to cover such dividend requirements. The effective income tax rate utilized for purposes of increasing preferred stock dividend requirements in 1993 has been adjusted to exclude the effect of the federal income tax rate change in the third quarter of 1993.

                            TCI COMMUNICATIONS, INC.
                         AND CONSOLIDATED SUBSIDIARIES
               CALCULATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                    (AMOUNTS IN MILLIONS, EXCEPT FOR RATIOS)
                                  (UNAUDITED)

  Fixed charges related to interest on debt of less than 50%-owned affiliates guaranteed by TCIC:

   Years ended December 31,
     1990.............................................................. $   710
     1991..............................................................     506
     1992..............................................................   2,517
     1993..............................................................  13,833
     1994..............................................................  12,471
   Three months ended March 31,
     1994..............................................................   3,458
     1995..............................................................   3,336
   Six months ended June 30,
     1994..............................................................   5,927
     1995..............................................................   6,673

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